                                                                     Exhibit 3.4

                                     FORM OF

                           AMENDED AND RESTATED BYLAWS

                                       OF

                                 NETGENICS, INC.

                                    ARTICLE I
                                    ---------

                            Meetings of Stockholders
                            ------------------------

         SECTION 1. ANNUAL MEETINGS. The annual meeting of stockholders shall be held at such time and place and on such date in each year as may be fixed by the Board of Directors of the Corporation (the "BOARD") and stated in the notice of the meeting, for the election of Directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders shall be called upon the written request of the chairman of the Board, the president, the Directors by action at a meeting, a majority of the Directors acting without a meeting, or of the holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

         SECTION 3. NOTICES OF MEETINGS. Unless waived, and except as provided in Section 230 of the General Corporation Law of the State of Delaware, written notice of each annual or special meeting stating the date, time, place and purposes thereof shall be given by personal delivery or by mail to each stockholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty days nor less than ten days before any such meeting. If mailed, such notice shall be directed to the stockholder at his address as the same appears upon the records of the Corporation. Any stockholder, either before or after any meeting, may waive any notice required to be given by law or under these Bylaws.

         SECTION 4. PLACE OF MEETINGS. Meetings of stockholders shall be held at the principal office of the Corporation unless the Board determines that a meeting shall be held at some other place within or without the State of Delaware and causes the notice thereof to so state.

         SECTION 5. QUORUM. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Certificate of Incorporation or these Bylaws to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion; and provided, further, that if a separate class vote is required with respect to any matter, the holders of a majority of the outstanding shares of such class, present in person or by proxy, shall constitute a quorum of such class, and the affirmative vote of the majority of shares of such class so present shall be the act of such class. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

         SECTION 6. RECORD DATE. The Board may fix a record date for any lawful purpose, including, without limiting the generality of the foregoing, the determination of stockholders entitled to (i) receive notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, (ii) receive payment of any dividend or other distribution or allotment of any rights, or (iii) exercise any rights in respect of any change, conversion or exchange of stock. Such record date shall not precede the date on which the resolution fixing the record date is adopted by the Board. Such record date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days before the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, nor more than ten days after the date of which the resolution fixing the record date for such written consent is adopted by the Board, as the case may be.

         If a record date shall not be fixed in respect of any such matter, the record date shall be determined in accordance with the General Corporation Law of the State of Delaware.

         Section 7. PROXIES. A person who is entitled to attend a stockholders' meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies. Each proxy must be in a form permitted by the General Corporation Law of the State of Delaware.

                                   ARTICLE II
                                   ----------

                                    Directors
                                    ---------

         SECTION 1. NUMBER OF DIRECTORS. Except as otherwise provided in the Certificate of Incorporation, the number of Directors of the Corporation, none of whom need be stockholders, shall not be fewer than six nor more than nine and may be fixed from time to time by resolution of the Board.

         SECTION 2. ELECTION OF DIRECTORS. Directors shall be elected at the annual meeting of stockholders, but when the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any stockholder entitled to vote at such election, but unless such request is made the election may be conducted in any manner approved at such meeting.

         At each meeting of stockholders for the election of Directors, the persons receiving the greatest number of votes shall be Directors.

         SECTION 3. TERM OF OFFICE. Each Director shall hold office until the annual meeting next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal from office or death.

         SECTION 4. REMOVAL. All the Directors, or all the Directors of a particular class, or any individual Director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect Directors in place of those to be removed.

         SECTION 5. VACANCIES. Vacancies in the Board may be filled by a majority vote of the remaining Directors until an election to fill such vacancies is held. Stockholders entitled to elect Directors shall have the right to fill any vacancy in the board (whether the same has been temporarily filled by the remaining Directors or not) at any meeting of the stockholders called for that purpose, and any Directors elected at any such meeting of stockholders shall serve until the next annual election of Directors and until their successors are elected and qualified.

         SECTION 6. QUORUM AND TRANSACTION OF BUSINESS. A majority of the whole authorized number of Directors shall constitute a quorum for the transaction of business, except that a majority of the Directors in office shall constitute a quorum for filling a vacancy on the Board. Whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

         SECTION 7. ANNUAL MEETING. Annual meetings of the Board shall be held immediately following annual meetings of the stockholders, or as soon thereafter as is practicable. If no annual meeting of the stockholders is held, or if Directors are not elected thereat, then the annual meeting of the Board shall be held immediately following any special meeting of the stockholders at which Directors are elected, or as soon thereafter as is practicable. If such annual meeting of Directors is held immediately following a meeting of the stockholders, it shall be held at the same place at which such stockholders' meeting was held.

         SECTION 8. REGULAR MEETINGS. Regular meetings of the Board shall be held at such times and places, within or without the State of Delaware, as the Board may, by resolution, from time to time determine. The secretary shall give notice of each such resolution to any Director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

         SECTION 9. SPECIAL MEETINGS. Special meetings of the Board may be called by the chairman of the Board, the president, any vice president or any two members of the Board, and shall be held at such times and places, within or without the State of Delaware, as may be specified in such call.

         Section 10. NOTICE OF ANNUAL OR SPECIAL MEETINGS. Notice of the time and place of each annual or special meeting shall be given to each Director by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the Director receiving it may have reasonable opportunity to attend the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least forty-eight hours prior to the meeting and directed to the residence of each Director as shown upon the secretary's records. The giving of notice shall be deemed to have been waived by any Director who shall attend and participate in such meeting and may be waived, in a writing, by any Director either before or after such meeting.

         Section 11. COMPENSATION. The Directors, as such, shall be entitled to receive such reasonable compensation, if any, for their services as may be fixed from time to time by resolution of the Board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may by resolution of the Board be allowed such compensation for their services as the Board may deem reasonable, and additional compensation may be allowed to Directors for special services rendered.

                                  ARTICLE III
                                  -----------

                                   Committees
                                   ----------

         SECTION 1. EXECUTIVE COMMITTEE. The Board may from time to time, by resolution passed by a majority of the whole Board, create an executive committee of three or more Directors, the members of which shall be elected by the Board to serve during the pleasure of the Board. If the Board does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the Board, possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation, other than that of filling vacancies among the Directors or in any committee of the Directors or except as provided by law. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the Board at its meeting next succeeding such action and shall be subject to control, revision and alteration by the Board, provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the executive committee shall be filled by the Directors, and the Directors may appoint one or more Directors as alternate members of the committee who may take the place of any absent member or members at any meeting.

         SECTION 2. MEETINGS OF EXECUTIVE COMMITTEE. Subject to the provisions of these Bylaws, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the Board, and it shall also meet at the call of the chairman of the Board, the president, the chairman of the executive committee or any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of
Section 10 of Article II relating to the notice required to be given of meetings of the Board shall also apply to meetings of the members of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act in a writing without a meeting, but no such action of the executive committee shall be effective unless concurred in by all members of the committee.

         SECTION 3. OTHER COMMITTEES. The Board may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board. The provisions of Section 1 and Section 2 of this Article shall govern the appointment and action of such committees so far as consistent, unless otherwise provided by the Board. Vacancies in such committees shall be filled by the Board or as the Board may provide.

                                   ARTICLE IV
                                   ----------

                                    Officers
                                    --------

         SECTION 1. GENERAL PROVISIONS. The Board shall elect a president, such number of vice presidents, if any, as the Board may from time to time determine, a secretary and a treasurer. The Board may also elect a chairman of the Board and may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The chairman of the Board, if one be elected, shall be, but the other officers need not be, chosen from among the members of the Board. Any two or more of such offices, other than those of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

         SECTION 2. TERM OF OFFICE. The officers of the Corporation shall hold office during the pleasure of the Board, and, unless sooner removed by the Board, until the annual meeting of the Board following the date of their election and until their successors are chosen and qualified. The Board may remove any officer at any time, with or without cause. Subject to the provisions of Section 6 of Article V of these Bylaws, a vacancy in any office, however created, shall be filled by the Board.

                                   ARTICLE V
                                   ---------

                               Duties of Officers
                               ------------------

         SECTION 1. CHAIRMAN OF THE BOARD. The chairman of the Board, if one be elected, shall preside at all meetings of the Board and meetings of stockholders and shall have such other powers and duties as may be prescribed by the Board.

         SECTION 2. PRESIDENT. The president shall be the chief executive officer of the Corporation and shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board. In the absence of the chairman of the Board, or if none be elected, the president shall preside at meetings of stockholders. The president shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature; and shall have all the powers and duties prescribed by the General Corporation Law of the State of Delaware and such others as the Board may from time to time assign to him.

         SECTION 3. VICE PRESIDENTS. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the Board, the chairman of the Board or the president. At the request of the president, or in the case of his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the Board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.

         SECTION 4. SECRETARY. The secretary shall keep minutes of all the proceedings of the stockholders and the Board and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his signature; shall give notice of meetings of stockholders and Directors; shall produce on request at each meeting of stockholders a certified list of stockholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the Board; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the Board, the chairman of the board or the president.

         SECTION 5. TREASURER The treasurer shall have general supervision of all finances; he shall have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required; and he shall have such other powers and duties as may from time to time be assigned to him by the Board, the chairman of the Board or the president.

         SECTION 6. ASSISTANT AND SUBORDINATE OFFICERS. Each other officer shall perform such duties as the Board, the chairman of the board or the president may prescribe. The Board may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

         SECTION 7. DUTIES OF OFFICERS MAY BE DELEGATED. In the absence of any officer of the Corporation, or for any other reason the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any Director.

                                   ARTICLE VI
                                   ----------

                             Certificates for Shares
                             -----------------------

         SECTION 1. FORM AND EXECUTION. Certificates for shares, certifying the number of full-paid shares owned, shall be issued to each stockholder in such form as shall be approved by the Board. Such certificates shall be signed by the chairman or vice-chairman of the Board or the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that the signatures of any of such officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

         SECTION 2. REGISTRATION OF TRANSFER. Any certificate for shares of the Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer agent therefor (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement.

         SECTION 3. LOST, DESTROYED OR STOLEN CERTIFICATES. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of the fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances, if any, satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

         SECTION 4. REGISTERED STOCKHOLDERS. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

                                  ARTICLE VII
                                  -----------

                                   Fiscal Year
                                   -----------

         The fiscal year of the Corporation shall commence on such date in each year as shall be designated from time to time by the Board. In the absence of such designation, the fiscal year of the Corporation shall commence on January 1 in each year.

                                  ARTICLE VIII
                                  ------------

                                      Seal
                                      ----

         The Board may provide a suitable seal containing the name of the Corporation. If deemed advisable by the Board, duplicate seals may be provided and kept for the purposes of the Corporation.

                                   ARTICLE IX
                                   ----------

                                   Amendments
                                   ----------

         These Bylaws shall be subject to alteration, amendment, repeal, or the adoption of new Bylaws either by the affirmative vote or written consent of a majority of the whole Board, or by the affirmative vote or written consent of the holders of record of a majority of the outstanding stock of the Corporation, present in person or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present.